Exhibit 4.06

LEHMAN BROTHERS HOLDINGS INC.

Performance Securities with Partial Protection Linked to a Global Basket Consisting of Indices and an Index Fund Due December 31, 2010

Number R-1	$8,000,000
ISIN US52522L5333	CUSIP 52522L533

See Reverse for Certain Definitions

THIS SECURITY (THIS “SECURITY”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on the Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $10 principal amount of the Securities represented hereby, an amount equal to the Payment at Maturity. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

Any amount payable on the Maturity Date hereon will be paid only upon presentation and surrender of this Security.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Each Basket Component is a mark of the sponsor of such Basket Component and has been licensed for use by the Company. The Securities, which are linked to the performance of the Basket Components, are not sponsored, endorsed, sold or promoted by the sponsors of the Basket Components and the sponsors of the Basket Components make no representation regarding the advisability of investing in the Securities.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

2

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: December 31, 2007	LEHMAN BROTHERS HOLDINGS INC.

[SEAL]	By:
Vice President

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A. as Trustee

By:
Authorized Officer

3

Reverse of Security

This Security is one of a duly authorized series of Securities of the Company designated as Performance Securities with Partial Protection Linked to a Global Basket Consisting of Indices and an Index Fund Due December 31, 2010 (herein called the “Securities”). The Company may, without the consent of the holders of the Securities, create and issue additional securities ranking equally with the Securities and otherwise similar in all respects so that such additional securities shall be consolidated and form a single series with the Securities; provided that no additional securities can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

The Payment at Maturity, at the request of the Trustee, shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement. The Trustee shall fully rely on the determination by the Calculation Agent of the Payment at Maturity and shall have no duty to make any such determination. The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Payment at Maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

All calculations with respect to the Basket Ending Level and each Basket Component Return (including each Index Return and the Index Fund Return) will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the Payment at Maturity per $10 principal amount Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

This Security is not subject to any sinking fund.

If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal the Payment at Maturity, which will be calculated as though the date of acceleration were the Maturity Date and the third Business Day immediately preceding the date of acceleration were the Final Valuation Date. If the maturity of the Securities is accelerated because of an Event of Default, the Company shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository Trust Company of the cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Payment at Maturity with respect to this Security.

The Securities are issuable in denominations of $10 and any whole multiples of $10.

The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the “Holder”) hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Company intends to treat, and by purchasing this Security, the Holder agrees to treat, for all tax purposes, this Security as a cash-settled financial contract, rather than as a debt instrument.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Definitions

Set forth below are definitions of the terms used in this Security.

“Basket” shall mean the basket of six Basket Components.

“Basket Component” shall mean the five Basket Indices and the Basket Index Fund (and, collectively, the “Basket Components”).

“Basket Component Return” as calculated by the Calculation Agent on the Final Valuation Date, shall be calculated as follows:

For a Basket Component that is a Basket Index:

Basket Index Ending Level — Basket Index Starting Level
Basket Index Starting Level

For a Basket Component that is a Basket Index Fund:

Final Share Price — Initial Share Price
Initial Share Price

“Basket Component Weighting” shall mean the weighting for each Basket Component. The Basket Component Weightings of the six Basket Components are as follows:

Dow Jones EURO STOXX 50® Index	25.00%
Nikkei 225SM Index	25.00%
S&P 500® Index	20.00%
Hang Seng China Enterprises IndexTM	10.00%
MSCI EM (Emerging Markets) Index	10.00%
iShares® MSCI Brazil Index Fund	10.00%

“Basket Ending Level,” as calculated by the Calculation Agent on the Final Valuation Date, shall be calculated as follows:

Basket Starting Level × [1 + (the sum of (Basket Component Return × Basket

Component Weighting) for all Basket Components)]

“Basket Index” refers to each of the Dow Jones EURO STOXX 50® Index, the Nikkei 225SM Index, the S&P 500® Index, the Hang Seng China Enterprises IndexTM and the MSCI EM (Emerging Markets) Index, (collectively, the “Basket Indices”) or any successor to any of the foregoing.

“Basket Index Ending Level” as calculated by the Calculation Agent, shall be equal to the Basket Index Closing Level on the Final Valuation Date.

“Basket Index Fund” shall mean the iShares® MSCI Brazil Index Fund.

“Basket Index Fund Sponsor” shall be MSCI, Inc. (formerly, Morgan Stanley Capital International Inc.).

“Basket Index Sponsor” with respect to each Basket Components shall be as follows: (A) the Dow Jones EURO STOXX 50® Index, STOXX Limited (B) the Nikkei 225SM Index, Nikkei Inc. (C) the S&P 500® Index, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (D) the Hang Seng China Enterprises IndexTM, Hang Seng Indexes Company Limited (E) the MSCI EM (Emerging Markets) Index, MSCI, Inc. (formerly, Morgan Stanley Capital International Inc.). The Calculation Agent, in its sole discretion, may select new Basket Index Sponsors as described under “Discontinuation of a Basket Component; Alteration of Method of Calculation.”

“Basket Index Starting Level”, with respect to any Basket Index, is the Closing Level of the Basket Index on December 21, 2007. The Basket Index Starting Level for each of the five Basket Indices are as follows:

Dow Jones EURO STOXX 50® Index	4,384.55
Nikkei 225SM Index	15,257.00
S&P 500® Index	1,484.46
Hang Seng China Enterprises IndexTM	15,981.81
MSCI EM (Emerging Markets) Index	1,215.99

“Basket Return” as calculated by the Calculation Agent, is calculated as follows:

Basket Ending Level — Basket Starting Level
Basket Starting Level

“Basket Starting Level” equals 100.

“Business Day”, notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement, dated as of December 21, 2006 between the Company and the Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

“Calculation Agent” shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Payment at Maturity, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

“Closing Level” of a Basket Index on any Trading Day equals the official Closing Level, as published and determined by the relevant Basket Index Sponsor of the Basket Index, or any Successor Index thereto, published following the regular official weekday close of trading for that Basket Index on that Trading Day.

“Closing Price” of one share of the Basket Index Fund or any other security for which a Closing Price must be determined on any Trading Day will equal the Closing Price of one share of the Basket Index Fund, or any Successor Index Fund thereto or one unit of any other security for which a Closing Price must be determined on any Trading Day means:

•

if the Basket Index Fund (or any such Successor Index Fund or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the Basket Index Fund (or any such Successor Index Fund or such other security) is listed or admitted to trading;

•

if the Basket Index Fund (or any such Successor Index Fund or such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board operated by Financial Industry Regulatory Authority, Inc. on such day;

•

if the Basket Index Fund (or any such Successor Index Fund or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day;

•

if the Basket Index Fund (or any such Successor Index Fund or such other security) is de-listed, liquidated or otherwise terminated, the Closing Price calculated pursuant to the alternative methods of calculation of price described under alternate calculation of price and Closing Price as described below under “Discontinuation of a Basket Component; Alteration of Method of Calculation”; or

•

if, because of a Market Disruption Event or otherwise, the last reported sale price for the Basket Index Fund (or any such Successor Index Fund or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the Calculation Agent, of the bid prices for the shares of the Basket Index Fund (or any such Successor Index Fund or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of any of the Company’s affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained;

in each case subject to the alternative calculation of price and Closing Price of one share of the Basket Index Fund or such other security as described below under “Discontinuation of a Basket Component; Alteration of Method of Calculation”.

“Company” shall have the meaning set forth on the face of this Security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Share Price”, as calculated by the Calculation Agent, shall be the Closing Price of the Basket Index Fund on the Final Valuation Date multiplied by the Share Adjustment Factor on the Final Valuation Date (subject to the occurrence of a Market Disruption Event).

“Final Valuation Date” shall mean December 28, 2010; provided, however, that if the Final Valuation Date is not a Trading Day or if there is a Market Disruption Event on such day, with respect to a Basket Component, the Calculation Agent will:

•

with respect to each Basket Index for which such day is a Trading Day and for which a Market Disruption Event has not occurred, determine the Closing Level of such Basket Index for use in calculating the Basket Index Ending Level by reference to the Closing Level of such Basket Index on that Trading Day; and

•

with respect to each Basket Index for which such day is not a Trading Day or for which a Market Disruption Event has occurred, determine the Closing Level of such Basket Index for use in calculating the Basket Index Ending Level by reference to the Closing Level of such Basket Index on the next Trading Day for the Basket Index on which there is not a Market Disruption Event; provided, however, if a Market Disruption Event with respect to such Basket Index occurs on each of the eight Trading Days following the originally scheduled Final Valuation Date, then the Calculation Agent will determine the Closing Level of such Basket Index for use in calculating the Basket Index Ending Level in accordance with the formula for and method of calculating the Closing Level of such Basket Index last in effect prior to commencement of the Market Disruption Event (or prior to the non-Trading Day), using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation or non-Trading Day) on such eighth scheduled Trading Day of each security most recently included in such Basket Index.

•

with respect to each Basket Index Fund for which such day is a Trading Day and for which a Market Disruption Event has not occurred, determine the Closing Price of such Basket Index Fund for use in calculating the Final Share Price by reference to the Closing Price of such Basket Index Fund on that Trading Day; and

•

with respect to each Basket Index Fund for which such day is not a Trading Day or for which a Market Disruption Event has occurred, postpone the Final Valuation Date to the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred or is continuing; provided, however, that the Final Share Price will not be determined on a date later than the eighth scheduled Trading Day after the Final Valuation Date, and if such day is not a Trading Day, or if there is a Market Disruption Event on such date, the Final Share Price shall be deemed to be the Closing Price of one share of the Basket Index Fund last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Trading Day).

“Holder” shall have the meaning set forth on the reverse of this Security.

“Indenture” shall have the meaning set forth on the reverse of this Security.

“Initial Share Price” shall equal, $81.75.

“Market Disruption Event”, with respect to any of the Basket Components (or any Successor Index or Successor Index Fund) shall mean any of the following events has occurred on any day as determined by the Calculation Agent:

With respect to any of the Basket Indices, a Market Disruption Event, means:

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Basket Index (or the relevant Successor Index) on the Relevant Exchanges (as defined below) for such securities at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange;

•

a breakdown or failure in the price and trade reporting systems of the primary market of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Basket Index (or the relevant Successor Index) at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

•

a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts or exchange traded funds related to a Basket Index (or the relevant Successor Index) at any time during, or during the one hour period preceding the close of, the principal trading session on such exchange; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds;

in each case as determined by the Calculation Agent in its sole discretion.

With respect to any Basket Index Fund (or any Successor Index Fund), a Market Disruption Event means:

(1)(A) the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such Basket Index Fund (or such Successor Index Fund) on the primary market for such shares (or such Successor Index Fund) at any time during the one-hour period preceding the close of the principal trading session in such market; or

(B) a breakdown or failure in the price and trade reporting systems of the primary market for the shares of such Basket Index Fund (or such Successor Index Fund) as a result of which the reported trading prices for such shares (or such Successor Index Fund) during the one-hour period preceding the close of the principal trading session in such market are materially inaccurate; or

(C) the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the Basket Index Fund (or such Successor Index Fund), if available, during the one-hour period preceding the close of the principal trading session in the applicable market; or

(2) (A) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of an Underlying Index (or underlying index related to a Successor Index Fund) on the Relevant Exchanges for such stocks at any time during the one-hour period preceding the close of the principal trading session on such Relevant Exchange; or

(B) a breakdown or failure in the price and trade reporting systems of the primary market of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of an Underlying Index (or an index underlying a Successor Index Fund) at any time during the one-hour period preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

(3) the occurrence or existence of a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts related to an Underlying Index (or an index underlying a Successor Index Fund) or shares of the Basket Index Fund (or such Successor Index Fund) at any time during the one-hour period preceding the close of the principal trading session on such exchange; or

(4) a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case, as determined by the Calculation Agent in its sole discretion.

For the purpose of determining whether a Market Disruption Event exists at any time for Basket Components, if trading in a security included in a Basket Index or an Underlying Index (or an index underlying a Successor Index Fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Basket Index or such Underlying Index (or an index underlying a Successor Index Fund) will be based on a comparison of:

•	the portion of the level of such Basket Index or Underlying Index (or an index underlying a Successor Index Fund) attributable to that security relative to

•	the overall level of such Basket Index or Underlying Index (or an index underlying a Successor Index Fund),

in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market;

•

limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•

a suspension of trading in futures or options contracts on a Basket Index or Underlying Index (or an index underlying a Successor Index Fund) or shares of the Basket Index Fund (or such Successor Index Fund) by the primary securities market trading in such contracts by reason of:

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Basket Index or an Underlying Index (or an index underlying a Successor Index Fund) or the shares of the Basket Index Fund (or such Successor Index Fund); and

•

a suspension, absence or material limitation of trading on any Relevant Exchange or on the primary market on which futures or options contracts related to the Basket Index or an Underlying Index (or an index underlying a Successor Index Fund) or shares of the Basket Index Fund (or such Successor Index Fund) are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Maturity Date” shall mean December 31, 2010, unless that day is not a Business Day, in which case the amount equal to the Payment at Maturity that would otherwise be due on the scheduled Maturity Date will instead be due on the next succeeding Business Day following such scheduled Maturity Date, with the same effect as if paid on the scheduled Maturity Date; provided, that if due to a non-Trading Day or a Market Disruption Event, the Final Valuation Date is postponed so that it falls less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following the Final Valuation Date, as postponed.

“non-Trading Day” shall mean a day other than a Trading Day.

“NYSE” shall mean The New York Stock Exchange, Inc.

“OTC Bulletin Board” means the OTC Bulletin Board Service operated by Financial Industry Regulatory Authority.

“Participation Rate” shall be equal to 100%.

“Payment at Maturity”, as calculated by the Calculation Agent, shall equal a cash payment per $10 principal amount Security equal to:

if the Basket Return is positive,

$10 + [$10 × (Basket Return × Participation Rate)]; or

if the Basket return is between 0% and -24.2% (inclusive),

$10; or

if the Basket Return is less than -24.2%,

$10 + [$10 × (Basket Return + Protection Percentage)].

“Place of Payment” shall mean the place or places where the Payment at Maturity on the Securities is payable.

“Protection Percentage” equals 24.2%.

“Relevant Exchange” shall mean, for any security (or any combination thereof) then included in any Basket Component or Successor Index or Successor Index Fund, the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

“Securities” shall have the meaning set forth on the reverse of this Security.

“Share Adjustment Factor” shall be initially set equal to 1.0 for the Basket Index Fund, subject to adjustment upon the occurrence of certain events affecting the Basket Index Fund as described in this Security under “Anti-Dilution Adjustments.”

“Successor Index” shall have the meaning specified under “Discontinuation of a Basket Component; Alteration of Method of Calculation”.

“Successor Index Fund” shall have the meaning specified under “Discontinuation of a Basket Component; Alteration of Method of Calculation”.

“Trade Date” shall mean December 21, 2007.

“Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on (i) the Relevant Exchanges for securities included in the Basket Components (or any relevant Successor Index or Successor Index Fund) and (ii) the exchanges on which futures or options contracts related to the Basket Indices are traded, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Trustee” shall have the meaning set forth on the reverse of this Security.

“Underlying Index” shall mean iShares® MSCI Brazil Index Fund.

All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

Calculation Agent

The Calculation Agent will determine, among other things, the Basket Return, the Basket Ending Level, the Basket Component Return for each Basket Component, the Final Share Price for the Basket Index Fund, the Basket Index Ending Level of reach Basket Index, the Share Adjustment Factor and the Payment at Maturity. The Calculation Agent will also be responsible for determining, among other things, whether a Market Disruption Event or a discontinuation of any of the Basket Components has occurred; whether there has been a material change in the method of calculation of any of the Basket Indices; which exchange traded fund will be substituted for the Basket Index Fund (or Successor Index Fund, if applicable) if the Basket Index Fund (or Successor Index Fund, if applicable) is de-listed, liquidated or otherwise terminated; whether the Underlying Index (or an index underlying such a Successor Index Fund) has been changed in a material respect; and whether the Basket Index Fund (or Successor Index Fund, if applicable) has been modified so that the price of the Basket Index Fund (or Successor Index Fund, if applicable) does not, in the opinion of the Calculation Agent, fairly represent the price of the Basket Index Fund (or Successor Index Fund, if applicable) in the absence of such modifications. All calculations, determinations and adjustments made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder and on the Company. The Company may appoint a different Calculation Agent from time to time after the date of the original issue of the Securities without the Holders’ consent and without notifying Holders.

Anti-Dilution Adjustments

Share Splits and Reverse Share Splits

If the shares of a Basket Index Fund are subject to a share split or reverse share split, then once such split has become effective, the related Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

the number of shares which a Holder of one share of such Basket Index Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.

Share Dividends or Distributions

If such Basket Index Fund is subject to a (i) share dividend, (i.e., an issuance of additional shares of such Basket Index Fund that is given ratably to all or substantially all Holders of shares of such Basket Index Fund) or (ii) distribution of shares of such Basket Index Fund as a result of the triggering of any provision of the corporate charter of such Basket Index Fund, then, once the dividend or distribution has become effective and the shares of such Basket Index Fund are trading ex-dividend, the related Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

•	the prior Share Adjustment Factor, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such Basket Index Fund.

Non-cash Distributions

If such Basket Index Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such Basket Index Fund to all or substantially all Holders of shares of such Basket Index Fund (other than (i) share dividends or distributions referred to under “—Share Dividends or Distributions” above and (ii) cash dividends referred under “—Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Basket Index Fund are trading ex-dividend, the related Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of one share of such Basket Index Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Basket Index Fund means the arithmetic average of the Closing Prices of one share of the Basket Index Fund for the ten Trading Days prior to the Trading Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the related Share Adjustment Factor.

The “ex-dividend date” shall mean the first Trading Day on which transactions in the shares of a Basket Index Fund trade on the Relevant Exchange without the right to receive that dividend or distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the Closing Price of such distributed property on such ex-dividend date.

Cash Dividends or Distributions

If the issuer of any shares of a Basket Index Fund pays dividends or makes other distributions consisting exclusively of cash to all or substantially all Holders of shares of such Basket Index Fund during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of such Basket Index Fund are trading ex-dividend, the related Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of one share of such Basket Index Fund and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share such Basket Index Fund distributes to Holders of shares of such Basket Index Fund in excess of the Dividend Threshold.

“Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of the Basket Index Fund that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Basket Index Fund by more than 10% of the Closing Price of the Basket Index Fund on the Trading Day immediately preceding the ex-dividend date.

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factors and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the Share Adjustment Factors upon written request by any investor in the notes.

Discontinuation of a Basket Component; Alteration of Method of Calculation

If a Basket Index Sponsor discontinues publication of the related Basket Index and such Basket Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Basket Index (a “Successor Index”), then the Closing Level of such Basket Index will be determined by reference to the level of such Successor Index at the close of trading on the Relevant Exchange or market for the Successor Index on any Trading Day. Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Company and to the Holders.

If a Basket Index Sponsor discontinues publication of the related Basket Index, and such discontinuation is continuing on any Trading Day, and the Calculation Agent determines, in its sole discretion, that no Successor Index for such Basket Index is available at such time, or if the Calculation Agent has previously selected a Successor Index for such Basket Index and publication of such Successor Index is discontinued, and such discontinuation is continuing on any Trading Day, or if the Basket Index Sponsor (or the publisher of any Successor Index) fails to calculate and publish a Closing Level for such Basket Index (or any Successor Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine such Closing Level for such Trading Day or such date. The Closing Level for such Basket Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Basket Index or Successor Index, as applicable, last in effect on the date prior to such discontinuation or failure to calculate or publish a Closing Level for the Basket Index or Successor Index, as applicable, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently included in the Basket Index or Successor Index, as applicable.

If at any time the method of calculating the Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Basket Index or a Successor Index is in any other way modified so that the Basket Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Basket Index or such Successor Index in the absence of such changes or modifications, then the Calculation Agent will, at the close of business in New York City on each date on which the Closing Level for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Basket Index or such Successor Index, as the case may be, as if such changes or modifications were not made, and the Calculation Agent will calculate the Closing Level with reference to the Basket Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Basket Index or a Successor Index is modified so that the level of the Basket Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the Calculation Agent will adjust its calculation of the Basket Index or such Successor Index in order to arrive at a level of the Basket Index or the Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

If the Basket Index Fund (or a Successor Index Fund (as defined herein) is de-listed from the NYSE (or any other Relevant Exchange), liquidated or otherwise terminated, the Calculation Agent will substitute an exchange traded fund that the Calculation Agent determines, in its sole discretion, is comparable to the discontinued Basket Index Fund (or such successor index fund) (such index fund being referred to herein as a “Successor Index Fund”). If the Basket Index Fund (or a Successor Index Fund) is de-listed, liquidated or otherwise terminated and the Calculation Agent determines that no Successor Index Fund is available, then the Calculation Agent will, in its sole discretion, calculate the appropriate Closing Price of the shares of the Basket Index Fund (or a Successor Index Fund) by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Basket Index Fund (or a Successor Index Fund). If a Successor Index Fund is selected or the Calculation Agent calculates a Closing Price by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Basket Index Fund (or a Successor Index Fund), that Successor Index Fund or Closing Price, as applicable, will be substituted for the Basket Index Fund (or such Successor Index Fund) for all purposes of the Securities.

If at any time:

•	the Underlying Index (or the underlying index related to a Successor Index Fund) is changed in a material respect, or

•

the Basket Index Fund (or a Successor Index Fund) in any other way is modified so that it does not, in the opinion of the Calculation Agent, fairly represent the Closing Price of the shares of the Basket Index Fund (or such Successor Basket Index Fund) had those changes or modifications not been made, then, from and after that time, the Calculation Agent will make those calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to the Basket Index Fund (or such Successor Index Fund) as if those changes or modifications had not been made, and calculate the Closing Price with reference to the shares of the Basket Index Fund (or such Successor Index Fund), as adjusted. The Calculation Agent also may determine that no adjustment is required by the modification of the method of calculation.

The Calculation Agent will provide information as to the method of calculating the Closing Price of the shares of the Basket Index Fund (or such Successor Index Fund) upon written request by any Holder.

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - _________ Custodian _________
(Cust) (Minor)
TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors
JT TEN -	as joint tenants with right of	Act
	Survivorship and not as tenants in common	( State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and Address of Assignee, including zip code, must be printed or typewritten.)

the within Security, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

__________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.